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                                                                    EXHIBIT 10.1


                                PROMISSORY NOTE



$12,580,000

         FOR VALUE RECEIVED, the undersigned, CROSSING & MEADOWS PARTNERSHIP, LTD., a Texas limited partnership (the "Borrower"), hereby promises to pay to the order of COLLIN COUNTY HOUSING FINANCE CORPORATION (the "Issuer"), the principal sum of Twelve Million Five Hundred Eighty Thousand Dollars ($12,580,000), in installments, on the dates and in the amounts set forth below, together with interest on the unpaid portion of any such principal amount from the date hereof, at the rates per annum set forth below. Interest shall be computed on the basis of a 360-day year having twelve 30-day months. The Borrower further agrees to pay as the premium hereon the amount of the premium due upon any redemption or repayment in whole or in part of the Bonds (hereinafter defined).

         This Note has been issued to evidence a loan made by the Issuer to the Borrower in accordance with that one certain Loan Agreement dated as of February 1, 1996 (the "Agreement") between the Borrower and the Issuer. Pursuant to the Agreement, the Issuer has loaned the Borrower the proceeds of the Issuer's $12,580,000 aggregate principal amount of Multifamily Housing Revenue Bonds (Summer Meadows Apartments Project) Series 1996A (the "Bonds"). The Bonds were issued by the Issuer pursuant to and in accordance with a Trust Indenture dated as of February 1, 1996 (the "Indenture") between the Issuer and Bank One, Texas, N.A., in the City of Fort Worth, Texas, trustee (the "Trustee").

         Interest on this Note shall be due on March 1 and September 1 of each year, commencing on September 1, 1996 (each an "Interest Payment Date"), and the principal of this Note shall be due in installments on March 1 of each year (each a "Principal Payment Date"), in an amount equal to the principal amount of Bonds maturing or scheduled for mandatory sinking fund redemption on such March 1 as set forth in the Indenture. Interest on the principal amount of this Note ascribed to payment of the Series 1996A-1 Bonds (as described in the Indenture) shall be at the rate of 6.20% per annum, and interest on the principal amount of this Note ascribed to payment of the Series 1996A-2 Bonds (as described in the Indenture) shall be at the rate of 6.00% per annum. Notwithstanding the foregoing, the principal of and interest on this Note shall be payable in advance of the due dates thereof, in monthly installments payable on the dates and in the amounts as follows:

                 (a) Interest on this Note shall be payable in advance on June 25, 1996, and on the twenty-fifth day of each month thereafter, through and including August 25, 1996, in an amount (after taking into consideration earnings on amounts then on deposit in the Interest Fund (as defined in the Indenture) equal to one-third (1/3rd) of the interest coming due on the Bonds on the next succeeding Interest Payment Date, and on September 25, 1996, and on the twenty-fifth day of each month thereafter, in an amount (after taking into consideration earnings on amounts then on deposit in the Interest
         Fund) equal to one-sixth (1/6th) of the interest due on the Bonds on the next succeeding Interest Payment Date; and
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                 (b)      The principal of this Note shall be payable in
         advance on June 25, 1996, and on the twenty-fifth day of each month thereafter, through and including February 25, 1997, in an amount (after taking into consideration earnings on amounts then on deposit in the Principal Fund) equal to one-ninth (1/9th) of the principal coming due on the Bonds on the next Principal Payment Date and on the twenty-fifth day of each month thereafter, in an amount (after taking into consideration earnings on the amounts then on deposit in the Principal Fund) equal to one-twelfth (1/12th) of the principal due of the Bonds on the next succeeding Principal Payment Date.

         The advance monthly installments of principal of and interest on this Note shall only be credited against the Borrower's obligations hereunder on each Interest Payment Date with respect to the Borrower's obligation to pay interest hereon and on each Principal Payment Date with respect to the Borrower's obligation to pay the principal amount hereof and, notwithstanding the receipt by the Trustee of the advance monthly installments of principal in accordance with (b) above, the full principal amount of this Note outstanding shall continue to bear interest until such credit is made on the applicable Principal Payment Date.

         Payments of both principal and interest are to be irrevocably assigned by the Issuer to the Trustee pursuant to the Indenture. Such assignment is to be made as security for the payment of the Bonds of the Issuer. All of the terms, conditions, and provisions of the Indenture are, by this reference thereto, incorporated herein as part of this Note.

         This Note is issued pursuant to the Agreement and is entitled to the benefits and is subject to the conditions thereof. All the terms, conditions, and provisions of the Agreement are, by this reference thereto, incorporated herein as part of this Note, and shall control in the interpretation and enforcement of this Note.

         In addition to the foregoing, the Borrower hereby promises to pay to the full extent required by the Indenture and the Agreement: (i) the Rebate Amount (as defined in the Tax Agreement); (ii) any payments and additional charges set forth in the Agreement; and (iii) all costs and expenses of collection incurred in connection with any default by the Borrower hereunder and all other payments required to be made by the Borrower pursuant to the Indenture and the Agreement.

         In the event the Borrower fails to make any of the payments required in this Note, such payment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon (to the extent legally enforceable) at a rate equal to the interest on the Note until paid.

         The principal of this Note is subject to optional and mandatory prepayment by the Borrower from time to time, and the Borrower is entitled to certain credits against payments hereon, in the manner and under the circumstances and upon payment of the amounts set forth in the Agreement and in the Indenture.

         In the event the due date of any installment under this Note is not a Business Day (as defined in the Indenture), such installment shall be due on the next succeeding Business Day.
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         The Borrower agrees that if, and as often as, this Note upon the consent and direction of Financial Security Assurance Inc. is placed in the hands of any attorney for collection or to defend or enforce any of the Issuer's or the Trustee's rights hereunder, the Borrower will pay to the Issuer or the Trustee its attorney's fees, together with all court costs and other expenses actually paid or incurred by the Issuer or the Trustee.

         The Borrower and all other persons who may become liable for all or part of this obligation severally waive presentation for payment, demand, notice of nonpayment, and protest, all pleas of division and discussion, and consent to any extension of time (whether one or more) or renewal hereof. Any such extension or renewal may be made without notice and without discharging liability hereunder solely in the discretion of and at the direction of Financial Security Assurance Inc.

         Upon default in any of the terms or conditions of this Note or upon the occurrence and continuation of an "Event of Default" under the Agreement or the Indenture, at the option of the holder hereof and only with the consent and direction of Financial Security Assurance Inc., the entire indebtedness hereby evidenced shall become due, payable, and collectible then and thereafter as the holder may elect, regardless of the date of maturity hereof. Notice of the exercise of such option is hereby expressly waived.

         During the existence of any such default, the Trustee, with the consent and at the direction of Financial Security Assurance Inc., shall apply any payments received on any amount due hereunder or under the terms of the Agreement or the Indenture as the Trustee may determine in accordance with the terms of Section 8.5 of the Indenture.

         The obligations of the Borrower to make the payments required under the Agreement and hereunder shall be absolute and unconditional without any defense or right of compensation, setoff, counterclaim or recoupment by reason of any default by the Issuer under the Agreement or under any other agreement between the Borrower and the Issuer or out of any indebtedness or liability at any time owing to the Borrower by the Issuer or for any other reason (except payment). Notwithstanding the foregoing, the Borrower may maintain a separate action against the Issuer for the Issuer's failure to perform in accordance with the Agreement and the Indenture.

         The records of the Trustee shall be prima facie evidence of the amount owing on this Note.

         This Note is to be construed according to the laws of the State of Texas without regard to any conflicts of law provisions contained therein.

         Notwithstanding anything in this Note to the contrary, the obligations of the Borrower hereunder are limited as provided in Section 8.13 of the Agreement.
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         IN WITNESS WHEREOF, the undersigned has executed this instrument on
May 8, 1996.

                             CROSSING & MEADOWS PARTNERSHIP, LTD.,
                             a Texas limited partnership

                             By   CROSSING & MEADOWS CORPORATION,
                                  a Texas corporation, its sole general partner



                             By:
                                -----------------------------------------------
                                  Mark S. Dillinger
                                  Executive Vice President